                                  SCHEDULE 14A
                                (Rule 14a - 101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.__)

Filed by the registrant [X]
Filed by a party other than the registrant [  ]

Check the appropriate box:

    [ ]  Preliminary proxy statement.
    [ ]  Confidential, for use of the Commission only (as permitted by
         Rule 14a-6(e)(2)).
    [X]  Definitive proxy statement.
    [ ]  Definitive additional materials.
    [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                            COMSTOCK RESOURCES, INC.
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

    [X] No fee required.
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:
         2) Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which filing fee is calculated and state how it was determined):
         4) Proposed maximum aggregate value of transaction:
         5) Total fee paid:

    [ ] Fee paid previously with preliminary materials.
    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offering fee was
        paid   previously.   Identify  the  previous  filing  by  registration
          statement number, or the Form or Schedule and the date of the filing.

         1)    Amount previously paid:
         2)    Form, Schedule or Registration Statement No.:
         3)    Filing Party:
         4)    Date Filed:
COMSTOCK RESOURCES, INC. Notice of 2002 Annual Meeting of Stockholders and Proxy Statement

Please Complete, Sign, Date
And Return Your Proxy Promptly

Monday, May 13, 2002 4:00 P.M. Westin Stonebriar Resort 1549 Legacy Drive Frisco, Texas 75034

                            COMSTOCK RESOURCES, INC.
                           5300 TOWN AND COUNTRY BLVD.
                                    SUITE 500
                               FRISCO, TEXAS 75034

April 16, 2002

Dear Comstock Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of
Comstock Resources, Inc. The meeting will be held at 4:00 p.m., local time, on
Monday, May 13, 2002, at the Westin Stonebriar Resort at 1549 Legacy Drive in
Frisco, Texas. Your board of directors and management look forward to greeting those of you who are able to attend in person. We have included a map and directions to the meeting site on the back page of this proxy statement.

     o    You will find enclosed the Notice of Annual Meeting of Stockholders on the following page that identifies one proposal for your action.

     o    At the meeting we will present a report on Comstock's 2001 operating results and on other matters of interest to you.

     o    You will find enclosed our 2001 Annual Report, which includes our financial statements.

     Your vote is important. The board of directors appreciates and encourages stockholder participation in Comstock's affairs. Whether or not you can attend the meeting, please read the Proxy Statement carefully, then sign, date and return the enclosed proxy promptly in the envelope provided, so that your shares will be represented at the meeting.

     On behalf of the board of directors, thank you for your cooperation and continued support.

                                             Sincerely,

                                             /s/M. JAY ALLISON
                                             -----------------
                                             M. Jay Allison
                                             Chairman of the Board and President

                            COMSTOCK RESOURCES, INC.
                           5300 Town and Country Blvd.
                                    Suite 500
                               Frisco, Texas 75034

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 13, 2002

     The 2002 Annual Meeting of Stockholders of Comstock Resources, Inc. will be held at the Westin Stonebriar Resort at 1549 Legacy Drive in Frisco, Texas, on
May 13, 2002 at 4:00 p.m., local time, for the following purposes:

     1.   To elect two Class B directors to serve a term of three years until their successors are duly elected and qualified; and

     2.   To transact such other business as may properly come before the meeting and any adjournments thereof.

     You must be a shareholder of record at the close of business on April 12,
2002 to be entitled to vote at the annual meeting.

     Your participation in Comstock's affairs is important. Our officers will be present to respond to questions from shareholders. To ensure your representation, if you do not expect to be present at the meeting, please sign and date the enclosed proxy and return to us promptly. A stamped envelope has been provided for your convenience. The prompt return of proxies will ensure a quorum and save us the expense of future solicitation.

                                   By Order of the Board of Directors,

                                   /s/ROLAND O. BURNS
                                   ------------------
                                   Roland O. Burns
                                   Secretary

April 16, 2002

                                    IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN AND DATE THE
ENCLOSED PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.
NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE
MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

                            COMSTOCK RESOURCES, INC.
                     5300 Town and Country Blvd., Suite 500
                               Frisco, Texas 75034

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 13, 2002

                                  INTRODUCTION

     Our board of directors is soliciting your proxy to encourage your participation in the voting at the annual meeting and to obtain your support on the proposal being voting on. You are invited to attend the annual meeting and vote your shares directly. However, even if you do not attend, you may vote by proxy, which allows you to direct another person to vote your shares at the meeting on your behalf. Our principal executive offices are located at 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034.

This Proxy Solicitation

     There are two parts to this solicitation: the proxy card and this proxy statement. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions. We will be sending this notice, the proxy statement, and the proxy card on or about April
16, 2002 to all shareholders entitled to vote.

     This proxy statement provides you with a variety of information on the proposals and other matters that you may find useful in determining how to vote.
It is divided into five sections following this Introduction:

     o    "Voting," page 2.
     o    "Common Stock Ownership," page 3.
     o    "Proposals to be Voted Upon," page 4.
     o    "Our Meetings and Committees," page 6.
     o    "Executive Compensation," page 8.

     For your reference, a table showing the performance of our common stock over the past five years is included on page 13.

     We will pay for soliciting these proxies. Our directors, officers and employees may solicit proxies in person, by telephone or by other electronic means of communication. We have also retained American Stock Transfer and Trust
Company to assist in distributing proxy solicitation materials. We will reimburse brokers and other nominees for reasonable out-of-pocket expenses they incur in forwarding these proxy materials to you if you are a beneficial owner.

The Annual Meeting

     The annual meeting will be held on Monday, May 13, 2002 at the Westin
Stonebriar Resort in Frisco, Texas beginning at 4:00 p.m. A quorum of shareholders is necessary to hold a valid meeting. A majority of our common stock must be represented at the annual meeting, whether in person or by proxy, for a quorum to exist.

     Abstentions and broker non-votes will be counted in determining whether or not there is a quorum at the annual meeting. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on other matters because he does not have the authority to do so. Abstentions and broker non-votes will not be counted when tabulating the votes cast on the election of the directors.

                                        1

Shareholder Proposals

     There were no shareholder proposals submitted for the annual meeting. To be considered for presentation at the 2003 Annual Meeting of the Shareholders and
to be included in the proxy statement, our Secretary must receive shareholder proposals at our principal executive offices no later than December 17, 2002.

Shareholders

     On April 12, 2002, we had 28,745,853 issued and outstanding shares of common stock, held by approximately 8,000 beneficial shareholders. Such shares are eligible to vote at the annual meeting. In addition, there are 1,757,310 shares of our Series A 1999 Convertible Preferred Stock outstanding which are entitled to vote as a single class with the common stock on an as converted basis the equivalent of 4,393,275 shares of common stock. Accordingly, the aggregate number of shares entitled to vote at the meeting is 33,139,128.

     You are entitled to one vote at the annual meeting for each share of our common stock that you owned of record at the close of business on April 12,
2002. The number of shares you own (and may vote) is listed on the enclosed proxy card.

                                     VOTING

How to Vote Your Shares

     You may vote your shares at the annual meeting in person or by proxy. To vote in person, you must attend the annual meeting, and obtain and submit a ballot, which will be provided at the meeting. To vote by proxy, you must complete, sign, date and return the enclosed proxy card.

     The proxy card is fairly simple to complete, with specific instructions right on the card. By completing and submitting it, you will direct the designated persons (known as "proxies") to vote your shares at the annual meeting in accordance with your instructions. The board of directors has appointed M. Jay Allison and Roland O. Burns to serve as the proxies for the annual meeting.

     Your proxy will be valid only if you sign, date and return it before the annual meeting. If you complete all of the proxy card except the voting instructions, then the designated proxies will vote your shares "for" the election of both nominated directors. If any nominee for election to the board of directors is unable to serve, which is not anticipated, or if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with their best judgment.

     You may revoke your proxy at any time before it is exercised by any of the following means:

     o    Notifying our Corporate Secretary in writing or such revocation;

     o    Submitting a properly completed and later dated proxy; or

     o    Attending the annual meeting and voting in person. Your attendance at the annual meeting will not by itself revoke a proxy; you must vote your shares.

Where to Find Voting Results

     We will publish the voting results in our Quarterly Report on Form 10-Q for the second quarter of 2002, which we will file with the Securities and Exchange
Commission in August 2002.

                                        2

                             COMMON STOCK OWNERSHIP

     The following table sets forth stockholder information as of April 12, 2002 for persons known to us to be large shareholders (5% or more), directors, or executive officers. Ownership of our common stock is shown in terms of
"beneficial ownership." A person generally "beneficially owns" shares if he has either the right to vote those shares or dispose of them. More than one person may be considered to beneficially own the same shares. In this proxy statement, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by him. Shares shown as beneficially owned by our executive officers include shares that they have the right to acquire by exercising options on or before June 11, 2002. The percentages shown in this proxy statement compare the person's beneficially owned shares with the total number of shares of our common stock outstanding on April 12, 2002 (28,745,853 shares), plus shares that can be acquired by exercising options on or before
June 11, 2002 and shares issuable upon conversion of our Series A 1999
Convertible Preferred Stock.

                                                       Shares Beneficially Owned
                                                   ---------------------------------
                  Name (1)                          Number (2)            Percent
---------------------------------------------      ------------         ------------

M. Jay Allison                                        2,165,704               7.1%
      President, Chief Executive Officer and
      Chairman of the Board of Directors
Roland O. Burns                                         553,547               1.9%
      Director, Senior Vice President, Chief
      Financial Officer, Secretary and Treasurer
Mack D. Good                                             30,250                *
      Vice President of Operations
David K. Lockett                                         22,336                *
      Director
Cecil E. Martin, Jr.                                    101,465                *
      Director
Stephen E. Neukom                                        39,775                *
      Vice President of Marketing
Richard G. Powers                                       115,500                *
      Vice President of Land
Daniel K. Presley                                        83,475                *
      Vice President of Accounting
David W. Sledge                                          84,864                *
      Director
Michael W. Taylor                                       167,750                *
      Vice President of Corporate Development
All Executive Officers and Directors                  3,364,666              10.7%
      as a Group (10 Persons)
Becker Capital Management, Inc.                       1,815,500(3)            6.3%
      1211 S.W. Fifth Avenue, Suite 2185
      Portland, Oregon 97204
Compression, Inc.                                     3,101,400(3)           10.8%
      Two West Second Street
      Tulsa, Oklahoma 74103
Dimensional Fund Advisors, Inc.                       2,043,225(3)            7.1%
      1299 Ocean Avenue, 11th Floor
      Santa Monica, California 90401
Trust Company of the West                             4,393,275(4)           13.3%
      865 South Figueroa, Suite 1800
      Los Angeles, California 90017

*  Indicates less than one percent.

(1)Unless otherwise noted, the address of each beneficial owner is c/o Comstock
   Resources, Inc., 5300 Town and Country Blvd. Suite 500, Frisco, Texas
   75034.
(2)Includes shares issuable pursuant to stock options which are presently exercisable or exercisable within 60 days of April 12, 2002 in the following amounts: Mr. Allison-1,817,500 shares; Mr. Burns-451,075 shares;
   Mr. Good-30,250 shares; Mr. Lockett -20,000 shares; Mr. Martin -50,000 shares; Mr. Neukom-39,775 shares; Mr. Powers-115,500 shares; Mr.
   Presley-82,125 shares Mr. Sledge-50,000 shares; Mr. Taylor-167,750 shares;
   and all executive officers and directors-2,823,975 shares.
(3)Ownership based on Schedule 13D or 13G filings.
(4)Represents shares issuable upon conversion of shares of Series A 1999
   Convertible Preferred Stock. Trust Company of the West or an affiliate thereof acts as investment manager or in a similar capacity for certain funds and institutions which hold the shares of preferred stock.

                                        3

                           PROPOSALS TO BE VOTED UPON

(1)  Election of Directors

     On the agenda for the annual meeting will be the election of two Class B directors to serve a term of three years beginning at this annual meeting. The nominees receiving the greatest number of votes cast will be elected. So, if you do not vote for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee. A "broker-non-vote" will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a director. Our board of directors presently consists of five members comprised of three classes (Class A, B and C). Directors are elected in classes to serve terms of three years. The Class B directors, whose terms expire at the annual meeting, are M. Jay Allison and David W. Sledge. The Class C directors, whose terms expire in 2003, are Roland O. Burns and David K. Lockett.
The Class A director, whose term expires in 2004, is Cecil E. Martin, Jr. The board of directors has one vacancy for a Class A director.

     The board of directors has nominated M. Jay Allison and David W. Sledge for re-election to the board of directors.

                          Nominees for Three-Year Terms

M. JAY ALLISON, (46) President, Chief Executive Officer and Chairman of the
Board of Directors

     Mr. Allison has been one of our directors since 1987, and our President and
Chief Executive Officer since 1988. Mr. Allison was elected Chairman of our board of directors in 1997. From 1987 to 1988, Mr. Allison served as our Vice
President and Secretary. From 1981 to 1987, he was a practicing oil and gas attorney with the firm of Lynch, Chappell and Alsup in Midland, Texas. In 1983,
Mr. Allison co-founded a private independent oil and gas company, Midwood
Petroleum, Inc., which was active in the acquisition and development of oil and gas properties from 1983 to 1987. He received B.B.A., M.S. and J.D. degrees from
Baylor University in 1978, 1980 and 1981, respectively. Mr. Allison currently serves on the Board of Regents for Baylor University.

DAVID W. SLEDGE, (45) Director

     Mr. Sledge was elected to our board of directors in 1996. Since 1996, he has been investing in oil and gas exploration activities. Mr. Sledge served as
President of Gene Sledge Drilling Corporation, a privately held contract drilling company based in Midland, Texas until its sale in October 1996. Mr.
Sledge served Gene Sledge Drilling Corporation in various capacities from 1979 to 1996. Mr. Sledge is a past director of the International Association of
Drilling Contractors and is a past chairman of the Permian Basin chapter of this association. He received a B.B.A. degree from Baylor University in 1979.

                                        4

                         Directors Continuing in Office

ROLAND O. BURNS, (42) Director, Senior Vice President, Chief Financial Officer,
Secretary and Treasurer

     Mr. Burns has been one of our directors since 1999, and has been our Senior
Vice President since 1994, our Chief Financial Officer and Treasurer since 1990 and our Secretary since 1991. From 1982 to 1989, he was employed by the public accounting firm, Arthur Andersen LLP. During his tenure with Arthur Andersen,
Mr. Burns worked primarily in the firm's oil and gas audit practice. Mr. Burns received B.A. and M.A. degrees from the University of Mississippi in 1982 and is a Certified Public Accountant.

DAVID K. LOCKETT, (47) Director

     Mr. Lockett was appointed to our board of directors on July 17, 2001. Mr.
Lockett is currently a vice president of Dell Computer Corp. and heads up Dell's
Small and Medium Business group. Mr. Lockett has been employed by Dell Computer
Corp. for the last ten years and has spent the past twenty-five years in the technology industry. Mr. Lockett received a B.B.A. degree from Texas A&M
University in 1976.

CECIL E. MARTIN, JR., (60) Director

     Mr. Martin has been one of our directors since 1988. Mr. Martin has been an independent commercial real estate developer since 1991. From 1973 to 1991 he served as Chairman of a public accounting firm in Richmond, Virginia. Mr. Martin holds a B.B.A. degree from Old Dominion University and is a Certified Public
Accountant.

     There are no family relationships among any of our officers or directors.

     The board of directors recommends that you vote for the re-election of
Messrs. Allison and Sledge.

(2)  Other Matters

     Neither Comstock nor its directors intend to bring before the annual meeting any matters other than the election of the two Class B directors.

                    Ratification of Our Independent Auditors

     Arthur Andersen LLP has served as our independent auditors since 1989 and no relationship exists between Arthur Andersen and us other than the usual relationship between independent auditor and client. Our board of directors and our audit committee are monitoring the recent developments relating to Arthur
Andersen, including the United States Justice Department's recent action against
Arthur Andersen and the investigations by regulatory agencies into the financial reporting practices of other companies audited by Arthur Andersen. In view of these on-going developments, the audit committee has decided that it is in the best interests of Comstock and its stockholders to defer the selection of our independent accountants for 2002 until further information becomes known about the status of Arthur Andersen, and to allow adequate time for the audit committee to consider alternative accounting firms, should it decide not to retain Arthur Andersen. As a result, the audit committee has not made a decision regarding the selection of our 2002 independent auditors which can be submitted for ratification by our stockholders.

                                        5

                           OUR MEETINGS AND COMMITTEES

     During 2001, our board of directors held seven meetings and took action by written consent five times. All of the directors attended all of their board and committee meetings. The board of directors has three standing committees: the executive committee, the audit committee and the compensation committee. The executive committee is empowered to take action when the board of directors is unable to meet and is comprised of M. Jay Allison, Roland O. Burns and Cecil E.
Martin, Jr. The audit committee and compensation committee are comprised entirely of outside directors. We have no nominating committee. The board of directors as a whole oversees the nominating function. If you desire to nominate a director, you should forward your nomination to our Corporate Secretary.

     The Audit Committee

     The primary responsibility of the audit committee is to assist the board of directors in overseeing management and the independent auditors in fulfilling their responsibilities in the financial reporting process of Comstock. The audit committee is composed of independent directors within the meaning of New York
Stock Exchange rules and operates under a written charter adopted and approved by the board of directors on May 16, 2000, which was attached to last year's proxy statement as Exhibit B. During the fiscal year 2001, the audit committee held five meetings and was composed of Cecil E. Martin, Jr., as chairman and
David W. Sledge. David K. Lockett joined the audit committee on July 17, 2001.

     The audit committee's charter and New York Stock Exchange rules requires the audit committee to have at least three members. Due to the unexpected death of two of our directors, we were unable to meet the requirement of having three independent directors until we appointed Mr. Lockett to the board of directors and audit committee on July 17, 2001 to replace Franklin Leonard who died on
March 14, 2001.

                          Report of the Audit Committee

     The audit committee has reviewed and discussed with our management our audited financial statements as of and for the fiscal year ended December 31,
2001. The committee also has discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61,
Communication with Audit Committees, as amended. The audit committee has received the written disclosures and the letter from our independent auditors required by Independence Standards Board Standard No. 1, Independence
Discussions with Audit Committees, as amended, and has discussed with the independent auditors that firm's independence.

     Based on the review and discussions referred to in the above paragraph, the audit committee recommends to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended
December 31, 2001 for filing with the Securities and Exchange Commission.

                                        6

     The audit committee has reviewed the relationship between Comstock and
Arthur Andersen in 2001. The aggregate fees billed for professional services rendered by Arthur Andersen in 2001 are as follows:

                        Financial Information Systems
 Audit Fees             Design and Implementation Fees         All Other Fees(1)
 ------------            ------------------------------         ----------------
  $134,500                      $     -                             $59,828

 ----------
     (1) Services provided include income tax return preparation and consulting, acquisition due diligence and registration statement review.

     The audit committee has determined that the services rendered by Arthur
Andersen are compatible with maintaining Andersen's independence.

                                           The Audit Committee
                                              Cecil E. Martin, Jr., Chairman
                                              David K. Lockett
                                              David W. Sledge

Compensation Committee

     The duties of the compensation committee are generally:

     o    To recommend to the board of directors the remuneration arrangements for executive officers and directors;
     o    To recommend to the board of directors compensation plans in which officers or directors are eligible to participate; and
     o    To grant awards under our 1999 Long-term Incentive Plan.

     See page 10 for the Compensation Committee Report on Executive
Compensation.

Director Compensation

     All of our non-employee directors receive directors' fees of $30,000 per year, plus an additional $5,000 for committee chairman. Certain of our directors elected to receive shares of our common stock for payment of their directors fees in 2001. Each director also receives an option to purchase 20,000 shares of common stock when the director is initially elected or appointed to the board of directors and receives an option grant each year at the annual meeting to purchase an additional 10,000 shares of common stock. In addition, we reimburse our directors for expenses, including travel, they incur in connection with attending board or committee meetings. We also paid Cecil E. Martin, Jr. $35,000 in 2001 for additional services provided to us under a consulting agreement.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than 10% of our common stock to file reports with the Securities and Exchange Commission and to provide copies to us of ownership. The Securities Exchange Commission regulations require us to identify anyone who filed a required report late during the most recent fiscal year. Based upon a review of our records, all other 2001 filing requirements were met.

                                        7

                             EXECUTIVE COMPENSATION

     This section provides summary information regarding the compensation of M.
Jay Allison, our Chairman of the Board of Directors, President and Chief
Executive Officer, and our four most highly compensated officers other than Mr.
Allison: Roland O. Burns, our Senior Vice President, Chief Financial Officer,
Secretary and Treasurer; Mack D. Good, our Vice President of Operations; Richard
G. Powers, our Vice President of Land; and Michael W. Taylor, our Vice President
of Corporate Development.

     Messrs. Allison, Burns, Good, Powers and Taylor had their salaries reviewed and established in 2000 for 2001. This is consistent with our compensation principles for executive officers which is described in more detail in the
Compensation Committee's Report on Executive Compensation on page 10. In 2002,
Messrs. Allison, Burns, Good, Powers and Taylor received cash bonuses for their performance in 2001. In 2001, the Company awarded 401,750 options to purchase common stock to these executive officers and awarded restricted stock grants to
Messrs. Allison and Burns for a total of 56,250 shares. The executive officers receive medical, group life insurance and other benefits including matching contributions under our 401(k) plan that are available generally to all of our salaried employees.

     The following table sets forth certain information regarding compensation earned during each of our last three fiscal years by Mr. Allison, Comstock's
Chief Executive Officer, and our four other highest paid executive officers.
SUMMARY COMPENSATION TABLE

                                                                                         Long-Term Compensation
                                                                                         ----------------------
                                           Annual Compensation ($)                       Restricted      Stock
                                      ----------------------------------    All Other       Stock       Option
 Name and Principal Position   Year     Salary     Bonus    Other (1)(2) Compensation(3) Awards($)(4)  Awards (#)
----------------------------- ------- ---------- ---------- ------------ --------------- -----------   ---------

M. Jay Allison,                2001     $300,000   $890,000      $38,799     $56,500      $288,900    260,000
  President and Chief          2000      270,000    830,000       38,707        -          399,375    135,000
  Executive Officer            1999      245,000    470,000       39,133        -          697,500    540,000

Roland O. Burns,               2001     $172,500   $330,000      $15,805     $23,125       $72,225     66,250
  Senior Vice President and    2000      155,000    290,000       15,147        -           99,844     33,750
  Chief Financial Officer      1999      140,000    170,000       15,091        -          174,375    135,000

Mack D. Good,                  2001     $130,000   $135,000       $6,000     $12,750           -       25,000
  Vice President of Operations 2000      115,000    125,000        4,938        -              -       25,000
                               1999      101,333     50,000        3,035        -              -       58,000

Richard G. Powers,             2001     $131,000   $100,000       $6,000     $11,050           -       28,000
  Vice President of Land       2000      120,500     90,000        5,045        -              -       18,000
                               1999      112,500     73,000        4,762        -              -       72,000

Michael W. Taylor,             2001     $140,000   $135,000       $6,000     $13,250           -       22,500
  Vice President of            2000      132,500    125,000        5,100        -              -       22,500
  Corporate Development        1999      115,000    108,500        4,837        -              -       90,000

(1)The value of all perquisites provided to each executive officer by us did not exceed the lesser of $50,000 or 10% of such officer's salary and bonus for the year.
(2)Other compensation includes matching contributions under our 401(k) profit sharing plan and the present value of interest free loans of the amounts paid by us for premiums under split-dollar life insurance arrangements for
   Mr. Allison of $32,799, 33,607 and $34,296 in 2001, 2000 and 1999,
   respectively, and for Mr. Burns of $9,805, $10,047 and $10,252 in 2001,
   2000 and 1999, respectively. Our split dollar insurance program is designed for us to recover our aggregate premium cost.
(3)This amount represents life insurance policy premiums paid by us for the benefit of our executive officers pursuant to our Executive Life Insurance
   Plan. Participants in this plan will receive an interest in any cash surrender value under the insurance policy and may receive the full dollar value of the remainder of the premiums paid by us.
(4)Restricted stock grants were made in both 2001 and 2000 to Mr. Allison
   (45,000 shares in each year) and to Mr. Burns (11,250 shares in each year).
   Such grants vest on July 1, 2006 and 2005, for the 2001 and 2000 grants, respectively. Restricted stock grants were also made in 1999 to Mr. Allison and Mr. Burns for 180,000 and 45,000 shares, respectively. The 1999 grants vest 25% per year.

                                        8

     The following table sets forth certain information regarding stock options granted during 2001 to our named executive officers.

                                  OPTION GRANTS

                                                                           Potential Realizable
                                                                                  Value
                                                                             At Assumed Annual
                     Number of    Percent of                                Rates of Stock Price
                    Securities  Total Options                                Appreciation for
                    Underlying   Granted to    Exercise or                     Option Term
                     Options    Employees in   Base Price    Expiration   ------------------------
   Name              Granted     Fiscal Year    Per Share      Date(1)        5%          10%
----------------    ----------   -----------   ----------    ----------   ---------   -----------
M. Jay Allison       260,000         57%         $6.42         various    $ 699,552   $ 1,666,867

Roland O. Burns       66,250         15%         $6.42         various      177,105      421,616

Mack D. Good          25,000          6%         $6.42         various       88,488      217,951

Richard G. Powers     28,000          6%         $6.42         various       81,448      196,119

Michael W. Taylor     22,500          5%         $6.42         various       79,639      196,156
----------------

(1)  The options expire at various dates ranging from January 1, 2007 to July 1,
     2010.

     The following table sets forth certain information with respect to the value of our named executive officers' option exercises in 2001 and unexercised options at December 31, 2001.

                    OPTION EXERCISES/OPTIONS HELD AT YEAR END

                                                  Number of Securities           Value of Unexercised
                                                Underlying Unexercised          In-the-Money Options
                      Shares                   Options at Fiscal Year End        at Fiscal Year End(1)
                    Acquired on    Value      ---------------------------   ----------------------------
    Name             Exercise     Received    Exercisable  Unexercisable    Exercisable    Unexercisable
---------------     -----------  ----------   -----------  --------------   -----------    -------------

M. Jay Allison         202,300   $1,503,191    1,837,500      782,500       $1,983,594      $1,073,456

Roland O. Burns         90,000      788,311      459,375      195,625          496,623         268,364

Mack D. Good             4,500       38,861       30,250       80,250           95,078         109,578

Richard G. Powers       17,500      133,581      118,500       77,500          152,144         131,846

Michael W. Taylor       15,000      333,322      147,750      118,125          103,711         164,808
----------------

(1)  The last sale price for a share of Common Stock as reported by the New York
     Stock Exchange on December 31, 2001 was $7.00 and the exercise prices of the options in this table ranged from $3.44 to $12.38 per share.

                                        9

Employment Agreements

     Effective June 1, 2000, we entered into employment agreements with M. Jay
Allison, our President and Chief Executive Officer, and Roland O. Burns, our
Senior Vice President, Chief Financial Officer, Secretary and Treasurer. Under
the agreements, we have agreed to employ each of Messrs. Allison and Burns for a term of three years. As of each anniversary of the agreements, the agreements will automatically be extended for an additional year, so that the remaining term of the agreements will be three years as of each June 1. The agreements provide that the base salary for Messrs. Allison and Burns will be no less than
$324,000 and $190,000, respectively. Each of the agreements provides for the payment of severance benefits if the employee is terminated without cause, in an amount equal to 150% of his salary and bonus for the fiscal year, plus continued
medical benefits for 18 months. If there is a change of control of Comstock and the executive terminates employment within six months thereafter (or is terminated by Comstock without cause at any time thereafter), the severance benefit payable to the employee is 300% of his salary and highest annual bonus.

Supplemental Executive Retirement Plan.

     During 2001, we adopted a supplemental retirement plan called the Executive
Life Insurance Plan. The purpose of the Plan is to provide supplemental retirement benefits to all of our executive officers. Under this plan, we contribute five per cent (5%) of each participant's annual compensation to purchase a variable universal life insurance policy. During employment, the participants may designate a beneficiary to receive payment of the death benefit
(reduced by the amount of the premiums paid by us, which are repaid to us), but have no rights of ownership in the policy. Upon a participant's retirement on or after January 1, 2006, or upon a change of control of Comstock, the policy will be transferred to the participant.

             Compensation Committee Report on Executive Compensation

     The compensation committee of the board of directors has oversight over our executive compensation program and approves the base salaries and incentive bonuses of our executive officers. The compensation committee is also responsible for oversight of the administration of the 1999 Long-term Incentive
Plan. In 2001, the compensation committee was composed of David W. Sledge, as chairman and David K. Lockett.

Executive Compensation - Philosophy and Program Components

     Our philosophy is to provide a comprehensive compensation program to attract, retain and reward key members of management who contribute to our success and to motivate the management team in the development and execution of current and long-term business strategies and goals. The three primary components of our executive compensation are: base salary, cash bonuses and stock-based incentives. Stock options and restricted stock grants are made available to key employees under the 1999 Long-term Incentive Plan. Executives also participate in certain benefit plans available to all salaried employees.
We believe that a significant portion of our executive officers' compensation should be linked to our stock's performance and, in keeping with that objective, a substantial portion of the compensation package is comprised of stock options and restricted stock grants. Comstock's strategic, operating and financial results in 2001 were exceptional. In view of these results the compensation committee believes the compensation paid to our executive officers in 2001 was appropriate.

                                       10

Base Salary

     In 2001, base salaries for executive officers were based upon the individual's responsibilities, experience and expected performance, taking into account among other things, the individual's initiative, contributions to
Comstock's overall performance, managerial ability and handling of special projects. These same factors are applied by the President, with the assistance of the executive officers, to establish base salaries for other key management employees. Base salaries for executive officers generally are reviewed annually for possible adjustment, but are not necessarily changed that often. The compensation committee also uses industry comparisons to ensure that the base salaries for the executive officers remain competitive in keeping with the objective of retaining key members of management.

Bonus

     In 2001, the compensation committee approved cash bonuses for key employees based on Comstock's performance during 2001. The compensation committee reviewed the 2001 bonus awards to the employees which were recommended by our President and the committee approved them without change.

Incentive Plan

     In June 1999, Comstock adopted the 1999 Long-term Incentive Plan which was approved by our stockholders. The purpose of the 1999 Long-term Incentive Plan is to provide financial incentives to our key employees to promote our long-term growth and financial success by:

     o    attracting and retaining key executive and managerial employees;
     o    motivating participating employees, by means of appropriate incentive, to achieve long-range goals;
     o    attracting and retaining well-qualified individuals to serve as members of our board of directors;
     o    providing incentive compensation opportunities which are competitive with those of other public corporations; and
     o    further identifying the participants' interests with those of our other stockholders through compensation alternatives based on our common stock.

     The compensation committee administers the 1999 Long-term Incentive Plan and makes grants under this plan. Awards under the 1999 Long-term Incentive Plan can consist of incentive stock options and non- qualified stock options as well as restricted stock grants.

     The compensation committee granted non-qualified stock options covering
453,250 shares to employees in 2001, including executive officers, under the
1999 Long-term Incentive Plan. As provided in the 1999 Long-term Incentive Plan, options covering 40,000 shares were granted to directors. Recipients exercised options covering a total 580,450 shares in 2001. The compensation committee also made grants of restricted common stock in 2001 for 56,250 shares. Such shares will not vest until July 1, 2006.

Other Compensation

     At various times in the past, we have adopted certain broad-based employee benefit plans in which the senior executive officers and other key management employees have been permitted to participate, including the employees' 401(k)
profit-sharing plan and the life, disability, and health insurance benefit plans available to all salaried employees. Other than with respect to common stock held as an investment option under the 401(k) profit-sharing plan, benefits under these plans are not directly or indirectly tied to our performance.

                                       11

Chief Executive Officer Compensation

     For his performance in 2001, a cash bonus was paid to Mr. Allison. As with all executive officers, Mr. Allison's bonus compensation is linked to individual performance and our corporate performance. Mr. Allison was also awarded options to purchase 260,000 shares at the then current market price and restricted stock grants for 45,000 shares.

$1 Million Deduction Limit

     Section 162(m) of the Internal Revenue Code of 1986, as amended generally limits the corporate income tax deduction for compensation paid to each executive officer shown in the summary compensation table in the proxy statement of a public company to $1 million, unless the compensation is "performance-based compensation" and qualifies under certain other exceptions. Our policy is primarily to design and administer compensation plans which support the achievement of long-term strategic objectives and enhance shareholder value.
Where it is consistent with the compensation philosophy, the compensation committee will also attempt to structure compensation programs that are tax-advantageous to us. At the annual meeting in 2001, the shareholders approved an amendment to the 1999 Long-term Incentive Plan that permits us to award stock options that may qualify as "performance based compensation".

                                             The Compensation Committee

                                              David W. Sledge, Chairman
                                              David K. Lockett

                                       12

                                PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return on our common stock during the five years ended
December 31, 2001 with the cumulative return on the New York Stock Exchange
Index and an index composed of all publicly traded oil and gas companies within
SIC Code 1311, consisting of 187 companies. The graph assumes that $100 was invested in each category on the last trading day of 1996 and that dividends, if any, were reinvested.

Stock Performance Graph

200
150
100
50
0
Value of $100 Investment
1996
1997
1998
1999
2000
2001
Year Ended December 31,
Comstock
Public Oil & Gas Producers
The New York Stock Exchange

Value of $100 Investment:

                                    1997     1998     1999     2000     2001
                                    ----     ----     ----     ----     ----
Comstock                            $ 92     $ 24     $ 22     $113     $ 54
Public Oil and Gas Producers         101       81       99      126      116
New York Stock Exchange              132      157      171      176      160

                                        By Order of the Board of Directors,

                                        /s/ROLAND O. BURNS
                                        ------------------
                                        Roland O. Burns
                                        Secretary

Frisco, Texas
April 16, 2002

                                       13

                            COMSTOCK RESOURCES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 13, 2002
                                    4:00 p.m.
                         at the Westin Stonebriar Resort

                                Directions to the
                            Westin Stonebriar Resort
                                1549 Legacy Drive
                               Frisco, Texas 75034

FORM OF PROXY

      x     PLEASE MARK YOUR VOTES
            AS IN THIS EXAMPLE

                                   WITHHOLD AUTHORITY           Nominees:
                           FOR     To vote for Nominee listed   M. Jay Allison
                                                                David W. Sledge
1. Election of
   two (2) Class B
   Directors (term
   expires in 2005):
                           -----      -----

(INSTRUCTION: To withhold authority to vote for the individual nominee, write that nominee's name on the line below.)

----------------------------------

2. In their discretion on such other matters which may properly come before this meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL
1.

SIGNATURE(S)                                   DATE:
            -----------------------------           --------------

NOTE: Please sign exactly as your name appears on this proxy. If your stock is jointly owned, both parties must sign. Fiduciaries and representatives should so indicate when signing, and when more than one is named, a majority should sign.

                            COMSTOCK RESOURCES, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                  ANNUAL MEETING OF STOCKHOLDERS - MAY 13, 2002

The undersigned hereby appoints M. Jay Allison and Roland O. Burns, and each of them with full power of substitution, attorneys, agents and proxies of the undersigned to vote as directed on the reverse the shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual
Meeting of Stockholders of Comstock Resources, Inc. to be held Monday, May 13,
2002 at 4:00 p.m. and any adjournment or adjournments thereof. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock and hereby ratifies and confirms all that said attorneys, their substitutes, or any of them, may lawfully do by virtue hereof.

                         (To be Signed on Reverse Side.)